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                                   PROMISSORY NOTE

$25,000,000                                              Santa Clara, California
                                                         August 23, 1996


         FOR VALUE RECEIVED, LARSCOM INCORPORATED, a Delaware corporation with a principal place of business at 4600 Patrick Henry Drive, Santa Clara, California 95054-1817 (the "Borrower"), promises to pay to Axel Johnson Inc. (the "Company"), by FedWire transfer of immediately available funds to the account hereinafter designated, the principal sum of Twenty-five Million Dollars ($25,000,000), plus interest. Interest shall accrue on the principal balance outstanding from time to time, from the date hereof until the whole of this Note (including principal and interest) has been paid, at the rate of seven and one-half percent (7.5%) per annum. Interest on this Note shall be computed on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

         This Note has been executed and delivered subject to the following terms and conditions:

         a. The principal of this Note constitutes the dividend declared and payable by the Borrower to the Company, the sole shareholder of the Borrower, pursuant to resolutions of even date herewith adopted by the Board of Directors of the Borrower.

         b. The principal shall be payable on the third anniversary of the date of this Note, unless and until any of the following events shall occur:
(i) the equity of the Borrower equals Forty Million Dollars ($40,000,000), or
(ii) the Borrower sells all or substantially all of its assets, or (iii) less than the majority of the Directors of the Borrower are persons who were nominated by the Company for election to the Board of Directors of the Borrower. In any such event, the whole of this Note, both principal and accrued and unpaid interest, shall be immediately due and payable upon the Company's demand.

Accrued interest shall be payable semiannually, on the last day of each succeeding December and June until this Note shall be paid in full. Notwithstanding the foregoing, whenever any payment on this Note shall be stated to be due on a day that is not a business day in the States of New York and California, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the interest payable on this Note. For the purpose of this Note, the term "business day" shall mean any day other than a Saturday, a Sunday or any day which is a legal holiday under the laws of the States of New York and California or is a day in which banking institutions located in the States of New York and California are authorized or are required by law or other governmental action to close. Payments shall be made to the following account, unless otherwise designated in writing by the

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Company to the Borrower:

                        Chase Manhattan Bank, N.A.
                        New York, New York
                        Account 910-2-602175
                        ABA Number 021000021
                        In favor of Axel Johnson Inc.

This Note shall be paid without claim of set-off, counterclaim or deductions of any nature or for any cause whatsoever.

         c. In the event that any principal is not paid when due, interest shall thereafter accrue on the balance outstanding from time to time at the rate of eleven percent (11%) per annum. If this Note or interest hereon is not paid when due, or suit is brought, the Borrower, and each endorser, guarantor, and any other person who is now or may hereafter become primarily or secondarily liable for the payment of this Note or any portion thereof, agree to pay all costs of collection, including reasonable attorneys' fees and disbursements, incident to the enforcement, protection or preservation of any right or claim of the Company under this Note, any guaranty of the debt hereunder or any security interest which may hereafter secure the debt hereunder. In the event of any bankruptcy or similar proceedings, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors or other committees.

         d. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty; provided, that any partial payment shall be allocated first to interest and the balance, if any, to principal.

         e. Borrower and each endorser, guarantor and any other person who is now or may hereafter become primarily or secondarily liable for the payment of this Note or any portion hereof, waives notice, presentment, notice of dishonor and protest or demand in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         f.   Borrower acknowledges receipt of a copy of this Note.

         g.   This Note shall be governed by the laws of the State of New York.

                                       LARSCOM INCORPORATED

                                       By:  /s/ Deborah M. Soon
                                          --------------------------------

                                       Its:  President & CEO
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